Exhibit 26 (g) ii. a. 5.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: February 8, 1999

Coverage: Variable Life Select Inforce /

Effective May 1, 2012, the Amendment Effective Date, Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits revising the             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	March 28, 2013
Print name:	James M. Greenwood
Title:	Senior Vice President

[page break]

SCHEDULE B: REINSURANCE LIMITS

(Effective May 1, 2012)

1.	BASIS OF REINSURANCE: The Reinsurer shall participate in a pool of reinsurers on a for eligible .

2.	CEDING COMPANY’S PARTICIPATION: The Ceding Company shall retain % of shown in Schedule G.

3.	REINSURANCE PARTICIPATION: The Reinsurer’s participation shall be % of the reinsurance . The Reinsurer’s on a policy shall .

4.	REINSURANCE POOL MAXIMUM: $

5.	JUMBO LIMIT: The Ceding Company shall to the Reinsurer any risk on an individual life where the .

6.	CONDITIONAL RECEIPT: The Reinsurer’s participation shall % of the Conditional Receipt limit.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: February 8, 1999

Coverage: Variable Life Select Inforce /

TAI Code:

Effective May 21, 2013, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to a              for the VLS inforce              (the “            ”) under the above-referenced Life YRT Agreement (the “Agreement”). The              agreed to by the Ceding Company and the Reinsurer used agreed upon            .

The Ceding Company and the Reinsurer have agreed to a              amount of $             (the “            ”) to be             . The Ceding Company agrees to             . The TAI reinsurance system (“TAI”) does             . The attained age has            .

            .

Except as otherwise provided herein or otherwise agreed upon in writing by the Ceding Company and Reinsurer, all other terms, provisions, and conditions of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-3-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-3-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-3-13
Peter G. Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	May 29, 2013

Print name:	James M. Greenwood
Title:	Senior Vice President
( )